Exhibit 99.1

Form 4-Continuation Sheet — Joint Filer Information

This Form 4 is filed by Ares Corporate Opportunities Fund, L.P., ACOF Management, L.P., ACOF Operating Manager, L.P., Ares Management, Inc., Ares Management LLC and Ares Partners Management Company LLC.  The principal business address of each of the Reporting Persons is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Designated Filer:  Ares Corporate Opportunities Fund, L.P.

Date of Event Requiring Statement:  August 8, 2008

Issuer Name and Ticker or Trading Symbol:  Hanger Orthopedic Group, Inc. (HGR)

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its Manager

	By:	/s/Joshua M. Bloomstein
Authorized Signatory

ACOF MANAGEMENT, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

	By:	/s/Joshua M. Bloomstein
Authorized Signatory

ACOF OPERATING MANAGER, L.P.

By:	/s/Joshua M. Bloomstein
Authorized Signatory

ARES MANAGEMENT, INC.

By:	/s/Michael Weiner
Authorized Signatory

ARES MANAGEMENT LLC

By:	/s/Joshua M. Bloomstein
Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

By:	/s/Michael Weiner
Authorized Signatory